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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549



                                   Form 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): April 7, 2000


                             TNP ENTERPRISES, INC.



             Texas                     001-08847                75-1907501
    (State of incorporation)     (Commission File No.)      (I.R.S. Employer
                                                             Identification No.)


               2 Robbins Lane, Suite 201, Jericho, NY                11753
               (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code: (516) 933-3100

                 4100 International Plaza, Fort Worth, TX 76109
                 (Former Address, if Changed Since Last Report)



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Item 1.   Changes in Control of Registrant

The Merger

     On April 7, 2000, ST Acquisition Corp., a Texas corporation ("ST Acquisition") merged with and into TNP Enterprises, Inc, the parent corporation of Texas-New Mexico Power Company ("TNMP"). Upon closing, each outstanding share of TNP's common stock that was outstanding at the effective time of the merger was automatically converted into the right to receive $44.00 in cash.

     Prior to the merger, TNP common stock was traded on the New York Stock Exchange. As a result of the merger, TNP is no longer publicly held.

     The merger occurred pursuant to an Agreement and Plan of Merger dated May 24, 1999, between TNP, ST Acquisition and SW Acquisition, L.P., a Texas limited partnership that was the parent of ST Acquisition ("SW Acquisition"). TNP is the surviving corporation in the merger. SW Acquisition now holds all outstanding common stock of TNP.

     SW Acquisition was formed on May 21, 1999 by an investor group led by Dr. William J. Catacosinos, the former chairman and chief executive officer of Long Island Lighting Company, and by Canadian Imperial Bank of Commerce ("CIBC") for the purpose of entering into the merger agreement. The general partner of SW Acquisition is SW I Acquisition GP, L.P., a Texas limited partnership, which is ultimately controlled by Dr. Catacosinos. The initial limited partners in this partnership are CIBC WG Argosy Merchant Fund 2, L.L.C., Co-Investment Merchant Fund 3, LLC, Caravelle Investment Fund, L.L.C., all investment funds managed by affiliates of CIBC, Continental Casualty Company, an indirect subsidiary of Loews Corporation, and Laurel Hill Capital Partners, LLC, an entity controlled by Dr. Catacosinos ("Laurel Hill").

Financing for the Merger

     The total financing for the merger was approximately $900.0 million. Of this amount, $591.6 million was required to pay the merger consideration, and an estimated $44.8 million is being used to pay costs and expenses related to the merger. The balance of the financing may be used to refinance certain indebtedness that TNMP may be required to repurchase as a result of the change of control of TNP occurring as a result of the merger.

     The financing of the merger consists of:

     (i)      $200.0 million equity investment comprised of:

              . $100.0 million of proceeds from the issuance by ST Acquisition of preferred equity in a private placement to CIBC, Chase Securities, Inc., Continental Casualty Company and Laurel Hill.

              . a $100.0 million contribution in the form of common equity from SW Acquisition, and

     (ii)     $700.0 million of debt financing, comprised of


              . up to $185.0 million of borrowings (in the form of a $160 million term loan and a $25 million revolving credit facility) under a senior secured credit facility between ST Acquisition and CIBC, as Administrative Agent and CIBC World Markets Corp. and Chase Securities, Inc., as Co-Arrangers and Co-Book


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              Managers. This credit facility is secured by a pledge of all TNMP common stock held by TNP.

              . $275.0 million from the issuance in a private offering of 10.25% Senior Subordinated Notes due 2010 by ST Acquisition simultaneously with the merger, and

              . up to $240.0 million of borrowings by TNMP under a backstop credit facility to refinance debt that TNMP may be required to repurchase as a result of the change of control of TNP resulting from the merger. TNMP entered into the backstop credit facility on April 17, 2000, pursuant to a Credit Agreement as of that date among TNMP, the several lenders from time to time parties to such Credit Agreement, CIBC, as Administrative Agent and CIBC World Markets Corp and Chase Securities Inc., as Co-Arrangers and Co-Book Managers.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

c. Exhibits

2(a) Agreement and Plan of Merger, dated May 24, 1999, by and among SW Acquisition, L.P., ST Acquisition Corp. and TNP (Incorporated by reference to Ex. 2, TNP Form 8-K filed June 7, 1999)

2(b) First Amendment to Agreement and Plan of Merger, by and among SW Acquisition, L.P., ST Acquisition Corp. and TNP, dated August 9, 1999 (Incorporated by reference to Ex. 99.10, TNP Form 8-K filed August 10,
        1999).

4(a) Indenture dated as of April 7, 2000 between ST Acquisition Corp., as Issuer and The Bank of New York, as Trustee, relating to 10.25% Senior Subordinated Notes due 2010, Series A and 10.25% Senior Subordinated Notes due 2010, Series B in the aggregate principal amount of $275,000,000. (the "Senior Subordinate Note Indenture").

4(b) First Supplemental Indenture dated as of April 7, 2000, between TNP Enterprises, Inc., as Issuer, and The Bank of New York, as Trustee, supplementing the Senior Subordinated Note Indenture, and relating to 10.25% Senior Subordinated Notes due 2010.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              TNP ENTERPRISES, INC.



April 21, 2000                By:  /s/ Theodore A. Babcock
                                 ----------------------------------
                                       Theodore A. Babcock
                                       Chief Financial Officer
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                                 EXHIBIT INDEX


Exhibit
No:                            Description
---                            -----------


2(a) Agreement and Plan of Merger, dated May 24, 1999, by and among SW Acquisition, L.P., ST Acquisition Corp. and TNP (Incorporated by reference to Ex. 2, TNP Form 8-K filed June 7, 1999)

2(b) First Amendment to Agreement and Plan of Merger, by and among SW Acquisition, L.P., ST Acquisition Corp. and TNP, dated August 9, 1999 (Incorporated by reference to Ex. 99.10, TNP Form 8-K filed August 10,
          1999).

4(a) Indenture dated as of April 7, 2000 between ST Acquisition Corp., as Issuer and The Bank of New York, as Trustee, relating to 10.25% Senior Subordinated Notes due 2010, Series A and 10.25% Senior Subordinated Notes due 2010, Series B in the aggregate principal amount of $275,000,000. (the "Senior Subordinate Note Indenture").

4(b) First Supplemental Indenture dated as of April 7, 2000, between TNP Enterprises, Inc., as Issuer, and The Bank of New York, as Trustee, supplementing the Senior Subordinated Note Indenture, and relating to 10.25% Senior Subordinated Notes due 2010.